Exhibit 12.1

CERTIFICATION

I, Stephen Mullowney:

1.I have reviewed this Amendment No.1 to the annual report on Form 20-F of Tanzanian Gold Corporation (the “Company”); and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 8, 2021

/s/ Stephen Mullowney

___________________________

Stephen Mullowney

Chief Executive Officer

(Principal Executive Officer)